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                                                                     EXHIBIT 5.2
                                                                   LEGAL OPINION

                                   SIDLEY & AUSTIN
                               One First National Plaza
                               Chicago, Illinois 60603


                                   December 2, 1998

ComEd Funding, LLC
ComEd Transitional Funding Trust
c/o  ComEd Funding, LLC
     Ten South Dearborn Street--37th Floor
     Chicago, Illinois 60603

Ladies and Gentlemen:

          We refer to the Registration Statement on Form S-3 (Registration No. 333-60907) as amended by Amendment Nos. 1, 2 and 3 thereto (such Registration Statement, as so amended, being referred to herein as the "REGISTRATION STATEMENT") filed by ComEd Funding, LLC ("FUNDING"), a Delaware limited liability company and the depositor to ComEd Transitional Funding Trust, a Delaware business trust (the "TRUST"), with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "SECURITIES ACT"), on August 7, 1998, October 23, 1998, November 27, 1998 and December 4, 1998, respectively. The Registration Statement relates to the registration of Transitional Funding Trust Notes (the "NOTES") of the Trust to be offered from time to time as described in the prospectus (the "PROSPECTUS") included as a part of the Registration Statement. The Notes are to be issued under an Indenture (in substantially the form filed as an exhibit to the Registration Statement) (the "INDENTURE") between the Trust and Harris Trust and Savings Bank, as trustee (the "INDENTURE TRUSTEE").


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ComEd Funding, LLC
ComEd Transitional Funding Trust
December 2, 1998
Page 2

          We are familiar with the proceedings taken to date and proposed to be taken with respect to the proposed authorization, issuance and sale of the Notes and have examined the Registration Statement (including all amendments thereto) and such records, documents and questions of law, and satisfied ourselves as to such matters of fact, as we have considered relevant, necessary and appropriate as a basis for the opinion expressed below. In such examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified, conformed or photostatic copies and the authenticity of such original documents. We have relied on the opinion of Foley & Lardner filed contemporaneously herewith as to all matters of Delaware law relevant to our opinion.


          Based on the foregoing, we are of the opinion that the Notes will be legally issued and binding obligations of the Trust (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law) when: (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act, and a supplement to the Prospectus describing the terms of the Notes shall have been filed with the SEC pursuant to Rule 424 promulgated under the Securities Act;
(ii) the Indenture shall been qualified under the Trust Indenture Act of 1939, as amended, and duly executed and delivered by the Trust and the Indenture Trustee; (iii) the Agreement Relating to Grant of Intangible Transition Property shall have been duly executed and delivered by Commonwealth Edison Company, an Illinois corporation ("COMED"), and Funding; (iv) the Intangible Transition Property Sale Agreement shall have been duly executed and delivered by the Trust and Funding; (v) the Intangible Transition Property Servicing Agreement shall have been duly executed and delivered by Funding and ComEd; (vi) the Trust shall have duly authorized the issuance and sale of the Notes, as contemplated by the Registration Statement and the Indenture; (vii) the terms of the Notes being offered shall have been fixed in accordance with the terms of the Indenture and set forth in a Trustee's Issuance Certificate (as defined in the Indenture);
(viii) the Notes shall have been duly executed and authenticated as provided in the Indenture and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor; and (ix) the transactions relating to the sale of the Notes shall otherwise have been carried out on the basis set forth in the Registration Statement and in conformity with the Order dated July 21, 1998 issued by the Illinois Commerce Commission in Docket No. 98-0319.


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ComEd Funding, LLC
ComEd Transitional Funding Trust
December 2, 1998
Page 3


          We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the issuance and sale of the Notes.

          We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by
Section 7 of the Securities Act or the related Rules promulgated by the SEC.

                                   Very truly yours,
                                   /s/ Sidley & Austin